UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2010

EXOPACK HOLDING CORP.

(Exact name of registrant specified in its charter)

Delaware	333-136559	76-0678893
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3070 Southport Road, Spartanburg, SC	29302
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone, including area code: (864) 596-7140

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (c)       Resignation of Executive Officer; Appointment of Executive Officer

            On September 8, 2010, Jonathan D. Heard informed Exopack Holding Corp. (the “Company”) of his decision to resign from his position as Chief Financial Officer of the Company, effective September 30, 2010. Mr. Heard is leaving the Company to accept another employment opportunity. Tom Vale, the Company’s Chief Operating Officer, has been appointed to serve as Interim Chief Financial Officer of the Company, effective immediately upon Mr. Heard’s resignation. The Company intends to conduct a search for a new Chief Financial Officer.

            Mr. Vale, 48, has served as Chief Operating Officer of the Company since February 2008. Mr. Vale has an undergraduate degree from Valparaiso University in Accounting and Economics, and received his MBA in Finance from De Paul University.  After working in public accounting for 10 years, Mr. Vale joined McDonalds Corporation where he worked for five years in Accounting and Business Development. In 1998, he joined Resorts USA as Executive Vice President and Chief Financial Officer.  In 2000, he moved to Deluxe Media Services as Executive Vice President and Chief Financial Officer. He served in that capacity until August 2004, when he was promoted to President and Chief Executive Officer. Mr. Vale served in that position until May 2007. He subsequently opened a consulting practice, TMV Consulting, which he maintained until he joined the Company as Chief Operating Officer in 2008.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXOPACK HOLDING CORP.

Date: September 10, 2010	By: /s/ Jack Knott_____________
Name: Jack Knott
Title: Chief Executive Officer

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